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                                                                    EXHIBIT 3.39

                           CERTIFICATE OF AMENDMENT TO
                            ARTICLES OF INCORPORATION
                                       OF
                    PATHOLOGY CONSULTANTS OF CLEVELAND, INC.

     The undersigned officer of PATHOLOGY CONSULTANTS OF CLEVELAND, INC., an Ohio corporation for profit (the "Corporation"), does hereby certify that in a writing signed by all of the directors and all of the shareholders who would be entitled to a notice of a meeting held for such purpose, the following amendments to the Corporation's Articles of Incorporation were adopted. This amendment to the Articles of Incorporation is to be filed under Ohio Revised Code Section 1785.01 et seq. for a professional corporation.

     RESOLVED, that the following amendment is hereby adopted;

     FIRST: Article 1. of the Corporation's Articles of Incorporation is hereby amended in its entirety as follows:

               The name of the corporation is: AMERIPATH PCC, INC.

     IN WITNESS WHEREOF, the undersigned officer, acting for and on behalf of the Corporation has hereunto subscribed his name this 11th day of January, 1999.


                                            By: /s/ Robert L. Wynn
                                               ---------------------------------
                                               Robert L. Wynn, Vice President

                                                                  RECEIVED

                                                                JAN 14 1999

                                                            J. KENNETH BLACKWELL
                                                             SECRETARY OF STATE

[ILLEGIBLE]

[SEAL]

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                                                                      05460-1031

                                                                      APPROVED
                                                                     [ILLEGIBLE]

                            CERTIFICATE OF AMENDMENT
                         TO ARTICLES OF INCORPORATION OF
                      MT. SINAI PATHOLOGY CONSULTANTS INC.
                                  MARCH 7 1996

     The undersigned being the President and Secretary of Mt. Sinai Pathology Consultants, Inc, an Ohio Corporation, hereby certify that by written action taken on March 7, 1996, the shareholders adopted the following resolution:

          RESOLVED, that the Articles of Incorporation of Mt. SINAI Pathology Consultants. Inc. be amended so that the paragraph titled FIRST shall read as follows:

          FIRST: The name of the corporation is Pathology Consultants of Cleveland, Inc.

                                                     /s/ [ILLEGIBLE]
                                                     ---------------------------
                                                              President

/s/ [ILLEGIBLE]
---------------------------
       Secretary

[ILLEGIBLE]

[SEAL]

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                                                                      G0713-0557

                                                                        638969
                                                                       APPROVED
                                                                        9-22-89
                                                                         35.00

                            CERTIFICATE OF AMENDMENT
                         TO ARTICLES OF INCORPORATION OF
                        SIEGLER, VARESKA & ASSOCIATES INC.

     The undersigned being the President and Secretary of Siegler, Vareska & Associates, Inc., an Ohio Corporation, hereby certify that by action taken without a meeting on September 12, 1989, the shareholders adopted a resolution amending the Articles of Incorporation as follows:

          RESOLVED, that the Articles of Incorporation of Siegler, Vareska & Associates, Inc. be amended so that Articles First shall read as follows:

               FIRST: The name of the corporation shall be Mt. Sinai Pathology Consultants Inc.


                                                 /s/ Edward E. Siegler
                                         ---------------------------------------
                                            Edward E. Siegler, M.D., President

      /s/ Geoffrey Mendelsohn
------------------------------------
Geoffrey Mendelsohn, M.D., Secretary

0592K:2

[ILLEGIBLE]

[SEAL]

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                                                                      APPROVED

                                                                BY: [ILLEGIBLE]
                                                                     8-6-84
                                                                     75.00

                            ARTICLES OF INCORPORATION
                                       OF
                       SIEGLER, VARESKA & ASSOCIATES, INC.

     The undersigned, desiring to form a corporation for profit under the General Corporation Act of Ohio and Chapter 1785 of the Revised Code of Ohio, hereby Certify.

     FIRST.    The name of the corporation shall be Siegler, Vareska &
Associates, Inc.

     SECOND.   The place in Ohio where its principal office is to be located is in the City of Cleveland, County of Outshore

     THIRD.    The sole purpose for which this corporation is formed is to render the professional services of physicians licensed to practice medicine in the State of Ohio, and to do such things as are necessary or proper in connection therewith.

     FOURTH.   The maximum number of shares that the corporation is authorized to have outstanding is seven hundred fifty shares of common stock, each without par value.

     FIFTH.    The amount of capital with which the corporation will begin business is at least $500.00.

     SIXTH.    No share of stock of this corporation shall be issued to any person who is not a physician duly licensed to practice medicine in the State of Ohio.

     In WITNESS WHEREOF, we have signed these Articles of Incorporation, this 31st day of July, 1984.

                                                     /s/ Edward E. Siegler
                                               ---------------------------------
                                                    Edward E. Siegler, M.D.

                                                     /s/ George J. Varaska
                                               ---------------------------------
                                                    George J. Varaska, M.D.

                                                      /s/ William K. Sterin
                                               ---------------------------------
                                                     William K. Sterin, M.D.

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